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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               February 6, 1995


                                FMC CORPORATION
                  -------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                       1-2376                 94-0479804
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(State or other jurisdiction         (Commission           (I.R.S. Employer
     of incorporation)               File Number)         Identification No.)


            200 East Randolph Drive, Chicago, Illinois   60601
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              (Address of principal executive offices)   (Zip Code)


                                (312) 861-6000
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                        Registrant's telephone number,
                              including area code

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PAGE 2

Item 5  Other Events
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On February 6, 1995 FMC Corporation issued the following release:

FMC ANNOUNCES AGREEMENT TO FORM SODA ASH JOINT VENTURE
WITH NIPPON SHEET GLASS AND SUMITOMO CORPORATION


PHILADELPHIA, Feb. 6, 1995 -- FMC Corporation today announced that it has reached agreement with Nippon Sheet Glass Co., Ltd., Tokyo, and Sumitomo Corporation, Tokyo, to sell a minority interest in its soda ash business for $150 million. In addition, Nippon Sheet Glass Co., Ltd. and Sumitomo Corporation will be investing in FMC Wyoming's previously announced $135 million two-phased solution mining project. When the deal is completed, the Japanese companies will hold a 20 percent equity interest in FMC Wyoming Corporation, which will be composed solely of FMC's soda ash business. FMC Wyoming will supply soda ash to the glass manufacturing operations of Nippon Sheet Glass, with Sumitomo Corporation, the largest distributor of soda ash in Japan, handling distribution for Nippon Sheet Glass in Japan.

     FMC will retain management control of both the soda ash business and its Green River, Wyoming, soda ash mining and manufacturing facility, and no management personnel changes are planned. FMC also will retain 100 percent ownership of the non-soda ash facilities and businesses located in Green River. The joint venture is expected to be completed in the second quarter of 1995, subject to various conditions, which include completion of due diligence, approval by the companies' respective boards of directors and receipt of requisite government approvals.


                                     -more-
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Page 2/FMC TO FORM SODA ASH JOINT VENTURE

     The agreement with Nippon Sheet Glass and Sumitomo includes their pro-rata participation in FMC's recently announced solution mining project, which is based on newly developed technology. FMC Wyoming's two-phased project will increase capacity by 700 thousand tons in 1997, raising FMC Wyoming's total annual soda ash capacity to 3.55 million tons from 2.85 million tons. The proprietary solution mining technology reduces soda ash manufacturing costs 30-40 percent compared with conventional manufacturing processes.

     According to FMC Chairman and Chief Executive Officer Robert N. Burt:
"This venture will give FMC Wyoming greater access to the fast-growing Asian markets, further strengthening the company's competitive position in the worldwide soda ash industry. The agreement gives Nippon Sheet Glass and Sumitomo Corporation an interest in a low-cost soda ash manufacturer and a reliable source of supply." Burt also noted: "With the world's largest natural soda ash facility, which is being expanded by 25 percent, FMC Wyoming is well positioned and committed to serving existing and new customers."

     Nippon Sheet Glass Co., Ltd., one of Japan's leading glass manufacturers, participates in the flat glass, construction materials and automotive glass markets. The company, which employs 3,400 people, posted annual sales of $2.5 billion in 1993.

     Sumitomo Corporation is one of the world's leading integrated trading companies, trading and distributing commodities and products worldwide to businesses and consumers. The company, which is a major investor in global ventures, employs 9,000 people in 43 offices in Japan and 142 offices in 86 countries.

     FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. The Chicago-based company reported annual sales of $4 billion in 1994, with international sales to more than 100 countries accounting for 48 percent of total annual revenues. FMC employs 21,000 people in 97 manufacturing facilities and mines in 21 countries. The company divides its businesses into five major segments: Performance Chemicals, Industrial Chemicals, Machinery and Equipment, Defense Systems and Precious Metals.
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Page 4

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        FMC CORPORATION
                                                        Registrant

Date: February 6, 1995                                  By:    Robert L. Day
                                                        Title: Secretary